UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ALBERTON ACQUISITION CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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ALBERTON ACQUISITION CORPORATION

Room 1001, 10/F, Capital Center

151 Gloucester Road, Wanchai, Hong Kong

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 23, 2021

TO THE SHAREHOLDERS OF ALBERTON ACQUISITION CORPORATION:

You are cordially invited to attend the special meeting in lieu of the 2020 annual meeting (the “Meeting”) of the shareholders of Alberton Acquisition Corporation (the “Company” or “ALAC”) to be held at 10:00 a.m., Eastern Time, at the office of Hunter Taubman Fischer & Li LLC, located at 800 Third Avenue, Suite 2800, New York, New York, 10022, on April 23, 2021, for the purpose of considering and voting upon the following proposals:

●	To amend the Company’s Memorandum and Articles of Association dated October 26, 2020 (as amended to date and as may amended from time to time, the “M&A”) to allow the Company, by resolutions of shareholders passed by shareholders holding no less than 65% or more of the votes of the Company’s shares cast (in person or by proxy) at the Meeting, to extend the date before which the Company must complete a business combination (the “Termination Date”) from April 26, 2021 (the “Current Termination Date”) to October 26, 2021 or such earlier date as determined by the Board (the “Extended Termination Date,” such extension is herein referred as the “Extension” hereinafter and such amendment to the M&A as forth in Annex A is herein referred to as the “Extension Amendment”);

●	To re-elect each of the five directors identified herein to the Company’s board of directors (the “Board”), with such directors to serve until the 2021 annual meeting of shareholders (the “Director Proposal”);

●	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020 (the “Auditor Proposal”); and

●	To direct the chairman of the Meeting to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the foregoing proposals (the “Adjournment Proposal”).

Cash Contribution

On April 15, 2021, the Company announced that it has agreed that if the Extension is approved, for the aggregate public shares that are not redeemed by the Company’s shareholders in connection with the Extension (collectively, the “Remaining Shares”, each, a “Remaining Share”), for each monthly period, or portion thereof, that is needed by the Company to complete an initial business combination during the Extension, it will deposit $0.06 per Remaining Share. If no shares are redeemed, the monthly payment to the trust account as additional interest will be $84,808.80, based on a commitment from its sponsor (the “Cash Contribution”).

The per-share pro rata portion of the trust account on March 18, 2021 (the “Record Date”) after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the meeting) was approximately $10.97. If the Extension is approved and the Company takes the full six months to complete its initial business combination, the redemption amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $11.33, in comparison to the current redemption amount of $10.97 (solely based on redemption price as of the current Record Date).

Recommendation of the Board

The Company’s board of directors continues to recommend that you vote “FOR” the Extension Amendment.

Please read this Proxy Supplement carefully and in its entirety together with the Proxy Statement, which was previously mailed to you, before voting. To the extent that any information contained in the Proxy Supplement is inconsistent with the information contained in the Proxy Statement, the Proxy Supplement shall be deemed to have superseded the Proxy Statement.

If you have questions about the proposals or if you need additional copies of this Proxy Supplement, the Proxy Statement or the proxy card, you should contact Advantage Proxy, Inc., Attn: Karen Smith, the Company’s proxy solicitor, at (877) 870-8556 (banks and brokers can call collect at (206) 870-8565) or at ksmith@advantageproxy.com.

Dated: April 15, 2021

Sincerely,

/s/ Guan Wang
Guan Wang
Chairman of the Board

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U. S. STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR PASSED UPON THEIR MERITS OR FAIRNESS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.